UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d)

of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 12, 2013

Strategic Hotels & Resorts, Inc.

(Exact name of registrant as specified in its charter)

Maryland	001-32223	33-1082757
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

200 West Madison Street, Suite 1700

Chicago, Illinois 60606

(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code: (312) 658-5000

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2.):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement.

On December 12, 2013, certain direct and indirect wholly-owned subsidiaries of Strategic Hotel Funding, L.L.C., the operating company of Strategic Hotels & Resorts, Inc. (the “Company”), entered into a purchase and sale agreement (the “Agreement”) with affiliates of Cascade Investment, L.L.C. (“Cascade”) pursuant to which the Company has agreed to sell the Four Seasons Punta Mita Resort and an adjacent 48-acre land parcel commonly referred to as La Solana for $200 million subject to certain working capital adjustments (the “Disposition”). The Disposition, which is expected to close in the first quarter of 2014, remains subject to certain closing conditions and regulatory approval.

The foregoing description of the Agreement is qualified in its entirety by reference to the Agreement, a copy of which will be attached as an exhibit to the Company’s Annual Report on Form 10-K for the year ending December 31, 2013 which the Company intends to file in February 2014.

The Company has reported the Disposition in Item 1.01 of this Current Report on Form 8-K (this “Current Report”) due to the fact that Cascade beneficially owns approximately 6.4% of the Company’s common stock as of the date hereof, and as a result, disclosure of the Disposition is required by Item 601(b)(10)(ii)(A) of Regulation S-K under the Securities Act of 1933, as amended (the “Securities Act”). The Disposition does not involve a “significant amount of assets” as set forth in Item 2.01 of Form 8-K.

Item 7.01	Regulation FD Disclosure.

A copy of the press release announcing the Disposition is attached hereto as Exhibit 99.1 and is incorporated herein solely for purposes of this Item 7.01 disclosure. The Company expects to incur a tax liability of approximately $20 million related to the Disposition.

The information in Item 7.01 of this Current Report, including Exhibit 99.1 attached hereto, is being furnished and shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of such section. The information in Item 7.01 of this Current Report, including Exhibit 99.1, shall not be incorporated by reference into any filing under the Securities Act, or the Exchange Act, regardless of any incorporation by reference language in any such filing.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits.

Exhibit Number	Description

99.1	Press release dated December 12, 2013

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

STRATEGIC HOTELS & RESORTS, INC.

December 13, 2013	By:	/s/ Paula C. Maggio

	Name:	Paula C. Maggio
	Title:	Executive Vice President, General Counsel & Secretary